EXHIBIT 4.104
                                                                   -------------

                                                                  EXECUTION COPY



                                 AMENDMENT NO. 3

                                       TO

                            SERIES 2002-1 SUPPLEMENT

                           dated as of March 25, 2003

                                      among

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                     DTG OPERATIONS, INC., formerly known as
                        Dollar Rent A Car Systems, Inc.,
                             an Oklahoma corporation

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                             a Delaware corporation

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                         a New York banking corporation,
                                   as Trustee

               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
                           as an Enhancement Provider

                                DRESDNER BANK AG,
                           as an Enhancement Provider

                                       and

                          AMBAC ASSURANCE CORPORATION,
               a Wisconsin-domiciled stock insurance corporation,
                        as 100% Series 2002-1 Noteholder

                                 AMENDMENT NO. 3
                           TO SERIES 2002-1 SUPPLEMENT
                           ---------------------------


     This Amendment No. 3 to Series 2002-1 Supplement dated as of March 25, 2003 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Operations"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the "Trustee"), Credit Suisse First Boston, Cayman Islands Branch, as an Enhancement Provider ("CSFB"), Dresdner Bank AG, as an Enhancement Provider ("Dresdner"), and Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation as 100% Series 2002-1 Noteholder ("Ambac"; RCFC, Operations, DTAG, the Trustee, CSFB, Dresdner and Ambac are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 2002-1 Supplement dated as of June 4, 2002, as amended by (i) Amendment No. 1 to Series 2002-1 Supplement dated as of August 12, 2002, and (ii) Amendment No. 2 to Series 2002-1 Supplement dated as of December 12, 2002 (as amended to the date hereof, the "Series 2002-1 Supplement"); and

     C. The Parties wish to amend the Series 2002-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2002-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.   Amendments. The Series 2002-1 Supplement is hereby amended as follows:

          (a)  By  deleting   "$25,000,000"  in  each  place  contained  in  the
definition of "Manufacturer Event of Default" contained in Section 2.1(b) and replacing each with "$40,000,000".

          (b)  By  deleting  the   definition   of  "Series   2002-1   Available
Subordinated Amount Maximum Increase" contained in Section 2.1(b) in its entirety.

          (c) By deleting the proviso at the end of Section 4.7(d)(v) in its entirety and replacing it with the following:


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

               "provided, however, that RCFC shall have no obligation to so increase the Series 2002-1
               Available Subordinated Amount at any time;"

          (d)  By adding the following as a new Section 8.14:

               "Section 8.14 Financed Vehicles. RCFC shall not lease any Financed Vehicles under the Financing Lease without the prior written consent of the Required Beneficiaries, each Enhancement Provider with respect to each Group III Series of Notes and the Rating
               Agencies   (which   consent   of  the  Rating
               Agencies may be evidenced by a written confirmation by such Rating Agencies that the leasing of such Financed Vehicles by RCFC under the Financing Lease will not result in the reduction or withdrawal of the then current ratings on each outstanding Group III Series of Notes)."

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2002-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2002-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2002-1 Supplement specifically referred to herein and any references in the Series 2002-1 Supplement to the provisions of the Series 2002-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.7(a) of the Series 2002-1 Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders with respect to the Series 2002-1 Notes and any applicable Enhancement Provider may enter into an amendment to the Series 2002-1 Supplement provided that (i) the Rating Agencies shall consent thereto in writing by issuing a letter confirming their ratings, and (ii) as evidenced by an Opinion of Counsel, such amendment affects only the Series 2002-1 Noteholders.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.


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

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGES]



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



     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        RCFC:
                                        ----

                                        RENTAL CAR FINANCE CORP., an Oklahoma
                                        corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        TRUSTEE:
                                        -------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        a New York banking corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        SERVICERS:
                                        ---------

                                        DTG  OPERATIONS, INC., formerly  known
                                        as Dollar Rent A Car Systems, Inc., an
                                        Oklahoma corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer



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



                                        ENHANCEMENT PROVIDERS:
                                        ---------------------

                                        CREDIT SUISSE FIRST BOSTON,  CAYMAN
                                        ISLANDS BRANCH, a Swiss banking
                                        corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        DRESDNER BANK AG

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        100% SERIES 2002-1 NOTEHOLDER:
                                        -----------------------------

                                        AMBAC ASSURANCE CORPORATION, a
                                        Wisconsin-domiciled stock insurance
                                        corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________



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